UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2021

Central Index Key Number of the issuing entity: 0001848411

BANK 2021-BNK32

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0001577313

National Cooperative Bank, N.A.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-13	35-7287099 38-4169399 38-4169400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

An Amended and Restated Agreement Between Noteholders, dated as of May 18, 2021 (the “Amended Agreement”), was entered into on and as of such date by the current holders of the notes evidencing the Miami Design District Whole Loan, which holders include the Issuing Entity. The parties to the Amended Agreement are set forth below. The Amended Agreement amends and restates the previous Agreement Between Noteholders (the “Original Agreement”), which was filed as Exhibit 99.6 to the Current Report on Form 8-K filed with respect to the Issuing Entity on March 24, 2021. A copy of the Amended Agreement is included as Exhibit 99.11 to this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 10-K but not defined in this Current Report on Form 8-K have the meanings assigned to them in the Prospectus filed on March 24, 2021 pursuant to Rule 424(b)(2) with respect to the Issuing Entity (the “Prospectus”).

Prior to the cut-off date for any securitization of the Miami Design District Whole Loan, Bank of America, N.A. (“BANA”) (then the sole lender) agreed with the related borrower to defer until maturity (or earlier loan repayment) the payment of the aggregate amount of the payments of interest that would otherwise have been due on the loan payment dates in May, June and July 2020. The Amended Agreement accounts for this aggregate amount of deferred interest and provides for its payment to BANA in a subordinate priority (after certain payments to the holder of the Subordinate Companion Loan). Accordingly, the terms of the Amended Agreement remain substantially similar to those of the Original Agreement as described under the heading “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan—Application of Payments” in the Prospectus, except that with respect to each of the priority of payments described under such heading (a) a new priority (priority “twelfth”) has been added immediately after priority “eleventh” to pay the deferred interest amount to BANA if the deferred interest amount is then due and the mortgaged property is not an REO property, and (b) the very last priority has been renumbered to“thirteenth” and revised to provide that if the deferred interest amount is then due and the mortgaged property is an REO property, then such deferred interest amount will instead be paid on a priority basis from whatever amounts (if any) remain for distribution to the Issuing Entity and the other senior noteholders.

The parties to the Amended Agreement are BANA, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32, Wells Fargo Bank, National Association, as Trustee on Behalf of the Registered Holders of CSAIL 2021-C20 Commercial Mortgage Pass-Through Certificates, Series 2021-C20, and CFF MDD HOLDINGS LLC.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

99.11	Amended and Restated Agreement Between Noteholders, by and among Bank of America, N.A., Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32, Wells Fargo Bank, National Association, as Trustee on Behalf of the Registered Holders of CSAIL 2021-C20 Commercial Mortgage Pass-Through Certificates, Series 2021-C20, and CFF MDD HOLDINGS LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam
Title: President

Date:  May 20, 2021